SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   _________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                           EQUITY MARKETING, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                 DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                 13-3534145
                     (I.R.S. Employer Identification No.)

                            131 SOUTH RODEO DRIVE
                           BEVERLY HILLS, CALIFORNIA              90212
                  (Address of Principal Executive Offices)      (Zip Code)

                           EQUITY MARKETING, INC.
                             STOCK OPTION PLAN
                          (Full Title of the Plan)

                               DONALD A. KURZ
                             131 SOUTH RODEO DRIVE
                           BEVERLY HILLS, CALIFORNIA             90212
                    (Name and Address of Agent for Service)

                                (310) 887-4300
         (Telephone Number, Including Area Code, of Agent for Service)
                                 ____________

                                  Copies to:
                             ALAN B. SPATZ, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                 _____________

                        CALCULATION OF REGISTRATION FEE


===============================================================================
  Title Of        Amount To      Proposed        Proposed        Amount of
Securities To   be Registered    Maximum         Maximum        Registration
be Registered                    Offering        Aggregate          Fee
                                 Price Per       Offering
                                 Share(1)        Price(2)
-------------------------------------------------------------------------------
Common Stock   600,000 Shares    $23.69        $14,211,984     $4,306.66
par value
per share
===============================================================================

(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.
(2) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the product resulting from multiplying 442,560, the number of additional shares registered by this Registration Statement to which options have been granted (but not exercised) under the Equity Marketing, Inc. Stock Option Plan, by $24.71 per share, the average exercise price of such options, and (ii) the product resulting from multiplying 157,440 the number of additional shares registered by this Registration Statement as to which options may be granted under the Equity Marketing, Inc. Stock Option Plan, by $20.81 the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 17, 1998.

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                                     PART II



                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Company's Registration Statement on Form S-8 (File No. 33-84592), as filed with the Securities and Exchange Commission on September 30, 1994, are incorporated by reference.



                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 18th day of March 1998.


                                        EQUITY MARKETING, INC.

                                        By: /s/ Stephen P. Robeck
                                            ---------------------
                                            Stephen P. Robeck
                                            Chairman and Co-Chief
                                            Executive Officer



                                        By: /s/ Donald A. Kurz
                                            ------------------
                                            Donald A. Kurz
                                            President and Co-Chief
                                            Executive Officer
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


                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephen
P. Robeck and Donald A. Kurz his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                            Title                        Date
---------                            -----                        ----


/s/ Stephen P. Robeck        Chairman, Co-Chief Executive       March 18, 1998
--------------------             Officer and Director
Stephen P. Robeck           (Principal Executive Officer)



/s/ Donald A. Kurz            President, Co-Chief Executive     March 18, 1998
---------------------             Officer and Director
Donald A. Kurz                (Principal Executive Officer)



/s/ Michael J. Welch          Executive Vice President,         March 18, 1998
---------------------          Chief Financial Officer
Michael J. Welch              (Principal Financial and
                                 Accounting Officer)



/s/ Lawrence Elins                    Director                  March 18, 1998
---------------------
Lawrence Elins



/s/ Merrill M. Kraines                Director                  March 18, 1998
----------------------
Merrill M. Kraines


/s/ Bruce Raben                       Director                  March 18, 1998
----------------------
Bruce Raben


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                                                                  EXHIBIT INDEX


Exhibit No.     Exhibit Description
----------      -------------------

4.1             Equity Marketing, Inc. Stock Option Plan, as amended

5.1             Opinion of Troop Meisinger Steuber & Pasich, LLP

23.1            Consent of Arthur Andersen LLP

24.1            Power of Attorney (included on signature page)

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